Exhibit 3.4

BYLAWS

OF

MENTARI THERAPEUTICS, INC.

(a Nevada corporation)

ARTICLE I

CORPORATE OFFICES

Section 1.1 Registered Office. The registered office of Mentari Therapeutics, Inc., a Nevada corporation (the “Corporation”), shall be the street address of the Corporation’s registered agent in the State of Nevada, as determined from time to time by the Corporation’s board of directors (the “Board of Directors”) in accordance with the Corporation’s articles of incorporation (as the same may be amended and/or restated from time to time, and including any certificate of designation relating to any series of Preferred Stock (each, hereinafter referred to as a “Preferred Stock Designation”), the “Articles of Incorporation”).

Section 1.2 Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Nevada, as the Corporation may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meeting. An annual meeting of the stockholders of the Corporation, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such physical location, if any, either within or without the State of Nevada, on such date, and at such time as the Board of Directors shall fix. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.2 Special Meeting. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Articles of Incorporation, a special meeting of the stockholders of the Corporation may be called at any time only by the Board of Directors. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors.

Section 2.3 Notice of Stockholders’ Meetings.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting specifying the physical location, if any, date and time of the meeting of the stockholders, the record date for determining the stockholders entitled to notice of, and to vote, at the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Articles of Incorporation or these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

(b) Except as otherwise required by law, notice may be given by or at the direction of the Board of Directors, the Chief Executive Officer or the Secretary, in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be given: (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address.

(c) So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), notice shall be given in the manner required by such rules. To the extent permitted by such rules, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing (including one sent by electronic transmission) of an objection to receiving notice by electronic mail or such notice is prohibited by Chapter 75 of the Nevada Revised Statutes (as amended from time to time, the “NRS”). If notice is given by electronic mail, such notice shall comply with the applicable provisions of NRS Chapter 75.

(d) Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by NRS Chapter 75 and shall be deemed given as provided therein. Any notice of a meeting by the Corporation that satisfies the requirements of NRS 78.370 pursuant to NRS 78.370(9) shall be deemed to comply in all respects with the requirements for delivery of notices under these Bylaws.

(e) An affidavit that notice has been given, executed by the Secretary, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be, in the absence of fraud, prima facie evidence of the facts stated in the notice. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act.

(f) When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 2.3(a); provided, however, that if the adjournment is to a date that is more than sixty (60) days later than the meeting date set for the original meeting, a new record date must be fixed and a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for stockholders entitled to notice of and to vote at such adjourned meeting is fixed, the Board of Directors shall fix a new record date for such adjourned meeting in accordance with Section 7.6(a), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed of such adjourned meeting.

(g) A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any postponement of the meeting; provided that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the postponed meeting, and the Board of Directors must fix a new record date if the meeting is postponed to a date more than sixty (60) days later than the date set for the original meeting.

Section 2.4 Organization.

(a) Unless otherwise determined by the Board of Directors, meetings of stockholders shall be presided over by the Chair of the Board of Directors, or in his or her absence, by the Chief Executive Officer or, in his or her absence, any other officer or director of the Corporation designated by the Board of Directors (such presiding person, the “chair of the meeting”). The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chair of the meeting, are necessary, appropriate or convenient for the conduct of the meeting. Such rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or the chair of the meeting, may include, without limitation: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies, qualified representatives (including rules around who qualifies as such) and such other persons as the chair of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot, if any; and/or (vii) procedures, if any, that may require attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chair of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.6. The chair of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.9 of these Bylaws), and if such chair should so declare, such nomination shall be disregarded or such other business shall not be transacted.

Section 2.5 Quorum. Except as otherwise required by law, the Articles of Incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy (regardless of whether the proxy has authority to vote on any matter), shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, the holders of a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy (regardless of whether the proxy has authority to vote on any matter), shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chair of the meeting, or the holders of a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn or recess the meeting from time to time in accordance with Section 2.6, until a quorum is present or represented. Subject to applicable law, if a quorum is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but unless and until a quorum is present, no business other than adjournment or recess may be transacted. Further, once a share of the Corporation’s capital stock is represented in person or by proxy (regardless of whether the proxy has authority to vote on any matter) for any purpose at a meeting, such share shall be deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be fixed for the adjourned meeting.

Section 2.6 Adjourned or Recessed Meeting. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any or no reason from time to time by the chair of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 2.4(b). Any such meeting may be adjourned for any or no reason (and may be recessed if a quorum is not present or represented) from time to time by the holders of a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon. At any such adjourned or recessed meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.7 Voting; Proxies.

(a) Except as otherwise required by law or the Articles of Incorporation, each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the subject matter in question.

(b) Except as otherwise required by law, the Articles of Incorporation, these Bylaws or any law, rule or regulation applicable to the Corporation or its securities, at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of at least a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote on the subject matter, and where a separate vote by a class or series or classes or series is required, if a quorum of such class or series or classes or series is present, such act shall be authorized by the affirmative vote of at least a majority of the votes cast by holders of such class or series or classes or series present in person or represented by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

(c) Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after six months from the date of its creation, unless the proxy provides for a longer period, which may not exceed seven years from the date of its creation unless and then only for so long as such proxy is irrevocable in accordance with NRS 78.355(5). A proxy shall be irrevocable only pursuant to and in accordance with the applicable provisions of NRS 78.355. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or an executed new proxy bearing a later date.

Section 2.8 Submission of Information Regarding Director Nominees.

(a) As to each person whom a stockholder proposes to nominate for election or reelection as a director of the Corporation pursuant to Section 2.9, the stockholder must deliver to the Secretary at the principal executive offices of the Corporation the following information:

(i) a written representation and agreement (in the form to be provided by the Secretary upon written request of any stockholder of record within five (5) business days of such request), which shall be signed by the person proposed to be nominated and pursuant to which such person shall represent and agree that such person: (A) consents to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question, except as disclosed in such representation and agreement; or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee, except as disclosed in such representation and agreement; and (D) if elected as a director, will comply with all of the Corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be provided by the Secretary to such person within five (5) business days following a request therefor);

(ii) fully completed and signed questionnaire(s) prepared by the Corporation, with respect to such proposed nominee(s) in the form to be provided by the Secretary within five (5) business days following a request therefor (the “Questionnaire(s)”); and

(iii) a proposed nominee for election or reelection as a director of the Corporation pursuant to Section 2.9 will provide to the Corporation such other information as the Corporation may reasonably request, including such information reasonably necessary for the Corporation to determine whether such proposed nominee will satisfy any qualifications, requirements or standards imposed by the Articles of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, or relevant to a determination whether such person can be considered an independent director of the Corporation.

(b) If a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Section 2.9, all written and signed representations and agreements and all fully completed and signed Questionnaires described in Section 2.8(a) shall be provided to the Corporation at the same time as such notice for the notice to be considered timely, and the additional information described in Section 2.8(a)(iii) shall be provided to the Corporation promptly upon request by the Corporation, but in any event within five (5) business days after such request (or by the day prior to the day of the annual meeting, if earlier). All information provided pursuant to this Section 2.8 shall be deemed part of the stockholder’s notice submitted pursuant to Section 2.9.

(c) Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 2.8 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) in good faith, such information shall be deemed not to have been provided in accordance with this Section 2.8.

Section 2.9 Notice of Stockholder Business and Nominations.

(a) Annual Meeting.

(i) Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (A) pursuant to the Corporation’s notice of meeting or any supplement thereto; (B) by or at the direction of the Board of Directors or any authorized committee thereof; or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.9(a) is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.9(a). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make director nominations or propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act).

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(a)(i)(C), the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such business must be a proper subject for stockholder action under applicable law. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.9(c)(iii)) on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held or deemed to have been held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement (as defined in Section 2.9(c)(iii)) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, or a public announcement of any of the foregoing, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice given in accordance with this Section 2.9 must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies and any substitute nominees in the event any such nominee is unable to serve or for good cause will not serve; provided that a stockholder shall not be entitled to make or designate substitute nominees following the expiration of the time periods set forth in this Section 2.9(a); and in the event that a stockholder’s notice includes one or more such substitute nominees, such stockholder must provide timely notice of such substitute nominee(s) in accordance with the provisions of Section 2.8 and this Section 2.9 (including, without limitation, satisfaction of all applicable informational requirements set forth therein). For the avoidance of doubt, the number of nominees a Proposing Stockholder may nominate for election at the annual meeting shall not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or re-election as a director:

(1) a written statement, not to exceed 500 words, in support of such person;

(2) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and

(3) the information and documents required to be submitted regarding nominees pursuant to Section 2.8, including within the time periods specified in Section 2.8(c);

(B) as to any other business that the stockholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and the reasons for conducting such business at the meeting and (2) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such Proposing Stockholder (as defined below) , and if such Proposing Stockholder is an entity, any control person (as defined below);

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner;

(2) the class or series and number of shares of stock of the Corporation which are owned of record by such stockholder and such beneficial owner ; and

(3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and the stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to make such nomination or propose such business; and

(D) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner (such stockholder or beneficial owner, a “Proposing Stockholder”), and if such Proposing Stockholder is an entity, as to each individual who is a director, executive officer (as defined in Rule 3b-7 under the Exchange Act), general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “control person”):

(1) the class or series and number of shares of stock of the Corporation which are beneficially owned (as defined in Section 2.9(c)(iii)) by the Proposing Stockholder and by any control person;

(2) a description (which description shall include, in addition to all other information described in this clause (2), information identifying all parties thereto) of (x) any plans or proposals that such Proposing Stockholder or control person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of the Exchange Act Schedule 13D and (y) any agreement, arrangement or understanding with respect to the nomination or other proposed business between or among the Proposing Stockholder or control person and any other person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of the Exchange Act Schedule 13D (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable);

(3) a description (which description shall include, in addition to all other information described in this clause (3), information identifying all parties thereto) of any instrument, agreement, arrangement or understanding (including, without limitation, any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement or short positions, profit interests, convertible securities, stock appreciation or similar rights, hedging or pledging transactions, voting rights, dividend rights, and/or borrowing or lending of shares), whether such agreement, arrangement or understanding (or instrument evidencing the foregoing) is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock, that has been entered into by, or on behalf of, such Proposing Stockholder, or any control person, the effect or intent of which is to (x) mitigate loss to, or to manage the risk or benefit from changes in the share price of any class or series of the Corporation’s stock or (y) maintain, increase or decrease the voting power of the Proposing Stockholder or control person with respect to securities of the Corporation;

(4) a representation as to whether such Proposing Stockholder, control person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant in such solicitation, and whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver a proxy statement and form of proxy through means satisfying each of the conditions that would be applicable to the Corporation under either Rule 14a-16(a) under the Exchange Act or Rule 14a-16(n) under the Exchange Act, to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal, or (y) in the case of any non-exempt solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the voting power of the Corporation’s stock entitled to vote generally in the election of directors (for purposes of this clause (4), the term “holders” shall include, in addition to stockholders of record, any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act); and

(5) a representation that promptly after a solicitation is made to the holders of the Corporation’s stock referred to in the representation required under clause (a)(ii)(D)(4) of this Section 2.9, and in any event no later than the tenth (10th) day before such meeting of stockholders, such Proposing Stockholder will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock entitled to vote generally in the election of directors.

(iii) In addition, to be in proper written form, a stockholder’s notice to the Secretary must be updated and supplemented, and such update and supplement must be delivered to the Secretary, to disclose the information contained in Section 2.9(a)(ii)(C)(2) and Section 2.9(a)(ii)(D)(1)-(3) as of the record date for the meeting, not later than five (5) business days following the record date for such meeting.

(iv) Notwithstanding anything in this Section 2.9(a) to the contrary, if any information or communication submitted pursuant to this Section 2.9 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) in good faith, such information shall be deemed not to have been provided in accordance with this Section 2.9. For the avoidance of doubt, the obligation to update and supplement as set forth in Section 2.8, this Section 2.9 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these Bylaws to amend or update any nomination or other business proposal or to submit any new nomination or other business proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of stockholders.

(v) Notwithstanding anything in Section 2.9(a)(ii) or Section 2.9(b) to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.9 shall set forth a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under this Section 2.9(a), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(vi) This Section 2.9(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(vii) Notwithstanding anything in this Section 2.9(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees proposed by the Board of Directors to be elected at such meeting or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days prior to the last day a stockholder may deliver a notice in accordance with Section 2.9(a)(ii), a stockholder’s notice required by this Section 2.9(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the Board of Directors (or any authorized committee thereof); or (ii) provided that the Board of Directors has determined that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who: (x) is a stockholder of record at the time the notice provided for in this Section 2.9(b) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election, and (y) who delivers a timely notice thereof in writing to the Secretary setting forth the information required by Section 2.9(a) above and provides the additional information required by Section 2.8 above. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 2.9(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one-hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date on which public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. A stockholder’s notice given in accordance with this Section 2.9(b) must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies and any substitute nominees; provided that a stockholder shall not be entitled to make or designate substitute nominees following the expiration of the time periods set forth in this Section 2.9(b), and in the event that a stockholder’s notice includes one or more substitute nominees, such stockholder must provide timely notice of such substitute nominee(s) in accordance with the provisions of this Section 2.9(b) (including, without limitation, satisfaction of all applicable informational requirements set forth in Section 2.8 and Section 2.9(a)). For the avoidance of doubt, the number of nominees a Proposing Stockholder may nominate for election at the special meeting shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment, recess or postponement of a special meeting (or a public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. Notwithstanding any other provision of these Bylaws, a Proposing Stockholder and any control person) shall also comply with applicable law, including, without limitation, the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.9; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.9. Except as otherwise provided by law, the Board of Directors (or an authorized committee thereof), or, at any meeting of stockholders, the chair of the meeting or any other person designated by the Board of Directors (subject to the supervision, discretion and control of the Board) shall determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.9 (including whether a nominee or Proposing Stockholder provided all information and complied with all representations required under Section 2.8 or complied with the requirements of Rule 14a-19 under the Exchange Act). If any proposed nomination or other business is not in compliance with this Section 2.9, including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, then except as otherwise required by law, the Board of Directors (or an authorized committee thereof), or, at any meeting of stockholders, the chair of the meeting (subject to the supervision, discretion and control of the Board of Directors) shall have the power and authority to declare that such nomination shall be disregarded or that such other business shall not be transacted, notwithstanding that proxies and votes in respect of any such nomination or other business may have been received by the Corporation. In furtherance of and not by way of limitation of the foregoing provisions of this Section 2.9, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that proxies and votes in respect of such nomination or other business may have been received by the Corporation.

(ii) To be considered a qualified representative of a stockholder for purposes of these Bylaws, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five (5) business days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(iii) For purposes of this Section 2.9, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of Section 2.9(a)(ii)(D)(1), shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) sole or shared right to vote such shares; provided, however, that a person shall not be deemed to beneficially own such shares if the right to vote such shares arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to and in accordance with applicable rules and regulations promulgated under the Exchange Act; and/or (C) sole or shared investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(iv) Nothing in this Section 2.9 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

(v) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

Section 2.10 No Action by Written Consent. Except as otherwise provided for or fixed pursuant to the Articles of Incorporation, no action that is required or permitted to be taken by the stockholders of the Corporation may be effected by consent of stockholders in lieu of a meeting of stockholders.

Section 2.11 Inspectors of Election. Before any meeting of stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Inspectors may be employees of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election. Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots;

(b) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(c) count and tabulate all votes and ballots; and

(d) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 2.12 Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any physical location, but may instead be held solely by means of remote communication in accordance with NRS 78.320(4)-(6). If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated physical location or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.13 Delivery to the Corporation. Whenever this Article II requires one or more persons (including a stockholder of record or a beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to NRS 78.355) to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in a writing in physical form exclusively (and not in an electronic record) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested. For the avoidance of doubt, the Corporation expressly opts out of NRS 75.150 with respect to the delivery of information and documents (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to NRS 78.355) to the Corporation required by this Article II.

ARTICLE III

DIRECTORS

Section 3.1 Powers. Except as otherwise required by the NRS or as provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws required to be exercised or done by the stockholders.

Section 3.2 Number, Classification, Term of Office and Election. Except as otherwise provided for or fixed pursuant to the Articles of Incorporation, the Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution of a majority of the directors then in office. The directors shall hold office in the manner provided in the Articles of Incorporation, and if so provided in the Articles of Incorporation, the directors shall be classified in the manner so provided. At any meeting of stockholders at which directors are to be elected, directors shall be elected by a plurality of the votes cast. Directors need not be stockholders unless so required by the Articles of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed.

Section 3.3 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other reason shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.4 Resignations and Removal.

(a) Any director may resign at any time upon notice given in a writing (including one sent by electronic transmission) to the Board of Directors, the Chair of the Board of Directors or the Secretary. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Any director, or the entire Board of Directors, may be removed from office at any time, but only pursuant to and in accordance with the applicable provisions of the Articles of Incorporation and the NRS.

Section 3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such physical location, if any, within or without the State of Nevada, by such means of remote communication, if any, on such date and at such time, as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.6 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chair of the Board of Directors, the Chief Executive Officer (if separate and serving as a director) or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the physical location, if any, within or without the State of Nevada, the means of remote communication, if any, and the date and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five (5) days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission, or by personal delivery or by telephone, in each case at least twenty-four (24) hours prior to the time set for such meeting. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7 Remote Participation in Meeting. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or any other remote communication permitted under the NRS, and such participation shall constitute presence in person at such meeting.

Section 3.8 Quorum and Voting. Except as otherwise required by law, the Articles of Incorporation or these Bylaws, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the approval by a majority of the votes entitled to be cast by the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors. The chair of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 3.9 Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, provided that, except and only to the extent otherwise permitted under NRS 78.315(2), all members of the Board of Directors or committee, as the case may be, consent in writing (including one sent by electronic transmission) to such action. After an action is taken, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained.

Section 3.10 Chair of the Board of Directors. The Chair of the Board of Directors shall preside at meetings of stockholders in accordance with Section 2.4(a) and at meetings of directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chair of the Board of Directors is not present at a meeting of the Board of Directors, the Chief Executive Officer (if separate and serving as a director) or another director chosen by or in the manner provided by the Board of Directors shall preside.

Section 3.11 Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Articles of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.12 Fees and Compensation of Directors. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors, without regard to personal interest, may establish the compensation of directors for services in any capacity pursuant to and in accordance with NRS 78.140(5). If the Board of Directors so establishes the compensation of directors, such compensation is presumed to be fair to the corporation unless proven unfair by a preponderance of the evidence.

ARTICLE IV

COMMITTEES

Section 4.1 Committees of the Board of Directors. The Board of Directors may designate one or more committees, provided that each such committee must have among its members at least one director of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation (if any) to be affixed to all papers that may require it. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

Section 4.2 Meetings and Action of Committees. Unless the Board of Directors provides otherwise by resolution, any committee of the Board of Directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Articles of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper. A majority of the members then serving on a committee shall constitute a quorum for the transaction of business by the committee except as otherwise required by law, the Articles of Incorporation or these Bylaws, and except as otherwise provided in a resolution of the Board of Directors; provided, however, that in no case shall a quorum be less than one-third of the members then serving on the committee, one of whom must be a director of the Corporation. Unless the Articles of Incorporation, these Bylaws or a resolution of the Board of Directors requires a greater number, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

ARTICLE V

OFFICERS

Section 5.1 Officers. The officers of the Corporation shall include a Chief Executive Officer (who shall serve as President unless the Board of Directors appoints another person to serve in such role), a Chief Financial Officer (who shall serve as Treasurer unless the Board of Directors appoints another person to serve in such role), and a Secretary, each of whom shall be elected by the Board of Directors. The Corporation may have such other officers as the Board of Directors or the Chief Executive Officer or another authorized officer may determine and appoint from time to time. Officers shall have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors or the Chief Executive Officer or another authorized officer. Each officer shall hold office until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person. The Board of Directors may determine to leave any office vacant.

Section 5.2 Additional Positions and Titles. The Corporation may have “assistant officers”, with such powers and duties as the Board of Directors, or the Chief Executive Officer or another authorized officer may from time to time determine. Any officer or employee may be assigned any additional title, with such powers and duties, as the Board of Directors or an authorized officer may from time to time determine. Any persons appointed as assistant officers, and any persons upon whom such titles are conferred, shall not be deemed officers of the Corporation unless appointed by the Board of Directors or the Chief Executive Officer pursuant to Section 5.1.

Section 5.3 Compensation. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors or by any person or persons to whom the Board of Directors has delegated such authority.

Section 5.4 Removal, Resignation and Vacancies. Any officer of the Corporation, or any assistant officer, may be removed, with or without cause, by the Board of Directors or an authorized officer. Any officer or assistant officer of the Corporation appointed by the Chief Executive Officer or another authorized officer also may be removed by the Chief Executive Officer or other officer authorized to appoint such officer or assistant officer. Any officer may resign at any time upon notice given in writing (including one sent by electronic transmission) to the Corporation. Any resignation or removal shall be without prejudice to the rights, if any, of such officer under any contract to which such officer is a party. Any vacancy occurring in any office of the Corporation may be filled in accordance with Section 5.1 or Section 5.2, as applicable, or such office may be left vacant.

Section 5.5 Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors.

Section 5.6 Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the Chief Financial Officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.7 Secretary. The powers and duties of the Secretary shall include acting as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders, and performing all other duties incident to the office of Secretary. The Secretary shall perform such other duties as the Board of Directors, the Chief Executive Officer or another authorized officer may from time to time determine.

Section 5.8 Authority and Duties of Officers. The Chief Executive Officer, Chief Financial Officer, and the Secretary shall have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Other officers shall have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors, the Chief Executive Officer or another officer authorized to prescribe the duties of such officer. To the extent not so set forth or determined, each such officer shall have such authority, functions or duties as those that generally pertain to their respective offices, subject to the control of the Board of Directors. Unless otherwise determined by the Board of Directors or otherwise provided by law or these Bylaws, contracts, evidences of indebtedness and other instruments or documents of the Corporation may be executed, signed or endorsed: (i) by the Chief Executive Officer; or (ii) by other officers of the Corporation, in each case only with regard to such instruments or documents that pertain to or relate to such person’s duties or business functions.

Section 5.9 Action with Respect to Securities of Other Corporations or Entities. The Chief Executive Officer, or any other person or persons to whom the Board of Directors or the Chief Executive Officer has delegated such authority, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other corporation or entity standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 5.10 Delegation. The Board of Directors or an officer authorized by the Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1 Right to Indemnification.

(a) Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or an officer of the Corporation is or was serving at the request of the Corporation as a director, officer, manager, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the NRS, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws; provided, however, that, except as otherwise required by law or provided in Section 6.4 with respect to suits to enforce rights under this Article VI, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by: (i) such indemnitee; or (ii) the Corporation in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors or the Board of Directors otherwise determines that indemnification or advancement of expenses is appropriate.

(b) Any reference to an officer of the Corporation in this Article VI shall be deemed to refer exclusively to the Chief Executive Officer, Chief Financial Officer and Secretary and any officer of the Corporation (1) appointed by the Board of Directors pursuant to Section 5.1 or (2) designated by the Board of Directors as such for purposes of Section 16 of the Exchange Act, and any reference to an officer of any other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other enterprise pursuant to the articles of incorporation and bylaws (or equivalent organizational documents) of such other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other enterprise shall not, by itself, result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other enterprise for purposes of this Article VI.

Section 6.2 Right to Advancement of Expenses.

(a) In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall, to the fullest extent permitted by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b) Notwithstanding the foregoing Section 6.2(a), the Corporation shall not make or continue to make advancements of expenses to an indemnitee if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that the indemnitee acted in bad faith or in a manner that the indemnitee did not reasonably believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board of Directors by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee.

Section 6.3 Indemnification for Successful Defense. To the extent that an indemnitee has been successful on the merits or otherwise in defense of any proceeding (or in defense of any claim, issue or matter therein), such indemnitee shall be indemnified under this Section 6.3 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense. Indemnification under this Section 6.3 shall not be subject to satisfaction of a standard of conduct, and the Corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 6.4 (notwithstanding anything to the contrary therein).

Section 6.4 Right of Indemnitee to Bring Suit. If a request for indemnification under Section 6.1 or Section 6.3 is not paid in full by the Corporation within sixty (60) days, or if a request for an advancement of expenses under Section 6.2 is not paid in full by the Corporation within twenty (20) days, after a written request has been received by the Secretary, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Nevada seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification hereunder it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in NRS 78.7502 or 78.751, as applicable. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in NRS 78.751. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met any applicable standard of conduct, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met any such applicable standard of conduct, shall create a presumption that the indemnitee has not met such applicable standard(s) of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article VI or otherwise, shall be on the Corporation.

Section 6.5 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of the Articles of Incorporation or Bylaws, or otherwise.

Section 6.6 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS.

Section 6.7 Indemnification of Employees and Agents of the Corporation; Service at Subsidiaries. The Corporation may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation. Any person serving as a director, manager or officer of a subsidiary of the Corporation shall be entitled to the rights to indemnification conferred in this Article VI, and to the advancement of expenses, as defined in Section 6.2, with respect to his or her service at such subsidiary; provided, however, that the advancement of expenses to any person who is not an indemnitee as defined in Section 6.1(a) shall be at the discretion of the Corporation. Any director, manager or officer of a subsidiary is deemed to be serving such subsidiary at the request of the Corporation, and the Corporation is deemed to be requesting such service. This Article VI shall, to the fullest extent permitted by law, supersede any conflicting provisions contained in the governance documents of any other subsidiary of the Corporation. In addition, the Corporation may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to individuals with respect to their service as an employee or agent of subsidiaries of the Corporation.

Section 6.8 Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 6.9 Settlement of Claims. To the fullest extent permitted by law and notwithstanding anything in this Article VI to the contrary, the Corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld.

Section 6.10 Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.11 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Article VI.

ARTICLE VII

CAPITAL STOCK

Section 7.1 Certificates of Stock. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, the President (if any), the Chief Financial Officer, the Treasurer (if any), the Controller (if any), the Secretary, or any Assistant Treasurer or Assistant Secretary certifying the number of shares owned by such holder in the Corporation. Any or all such signatures may be facsimiles or otherwise electronic signatures. In case any officer, transfer agent or registrar who has signed or whose facsimile or otherwise electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2 Statement re Uncertificated Shares. Within a reasonable time after the issuance or transfer of uncertificated shares, the stockholder of record shall be given a notice, in a writing (which may include one sent by electronic transmission), containing the information required to be set forth or stated on certificates pursuant to Section 7.1 or NRS 78.235. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 7.3 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Transfers may also be made in any manner authorized by the Corporation (or its authorized transfer agent) and permitted by the NRS.

Section 7.4 Lost Certificates. The Corporation may issue a new certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.5 Stockholders of Record. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.6 Record Date for Determining Stockholders.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business (as defined in Section 2.9(c)(iii)) on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned or postponed meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to notice of, and to vote, at the adjourned or postponed meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.7 Regulations. To the extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Section 7.8 Waiver of Notice. Whenever notice is required to be given under any provision of the NRS or the Articles of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Articles of Incorporation or these Bylaws.

ARTICLE VIII

GENERAL MATTERS

Section 8.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.

Section 8.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.3 Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters that such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4 Subject to Law and Articles of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Articles of Incorporation and applicable law.

Section 8.5 Electronic Signatures, etc. Except as otherwise required by the Articles of Incorporation or these Bylaws (including, without limitation, as otherwise required by Section 2.13), any document, including, without limitation, any consent, agreement, certificate or instrument, required by the NRS, the Articles of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic,” “signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the NRS.

ARTICLE IX

EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation, in writing, selects or consents to the selection of an alternative forum: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Eighth Judicial District Court of Clark County, Nevada (or, if such state court lacks jurisdiction, then any other state or federal district court located in the State of Nevada); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America located in the State of Nevada.

Notwithstanding anything herein to the contrary, and for the avoidance of doubt, this Article IX shall not apply to suits brought to enforce a duty or liability created by the Exchange Act. For purposes of this Article IX, “internal corporate claims” means any action, suit, proceeding or claim (i) brought in the name or right or on behalf of the Corporation, (ii) for or based upon a breach of any fiduciary duty owed by any director, officer, or controlling stockholder of the Corporation in such capacity, (iii) arising pursuant to, or to interpret, apply, enforce or determine the validity of, any provision of NRS Title 7 (including without limitation NRS Chapters 78 and 92A), the Articles of Incorporation or these Bylaws, or any agreement entered into pursuant to NRS 78.365 to which the corporation is a party or a stated beneficiary thereof, or as to which the NRS confers jurisdiction on the courts of the State of Nevada, or (iv) asserting a claim governed by the internal affairs doctrine.

ARTICLE X

CHANGES IN NEVADA LAW

References in these Bylaws to the laws of the State of Nevada or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (i) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article VI, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore in effect to the extent permitted by law; and (ii) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE XI

DEEMED NOTICE AND CONSENT; SEVERABILITY

Section 11.1 Deemed Notice and Consent. To the fullest extent permitted by law, each and every natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) these Bylaws, (b) the Articles of Incorporation and (c) any amendment to these Bylaws or the Articles of Incorporation enacted or adopted in accordance with these Bylaws, the Articles of Incorporation and applicable law.

Section 11.2 Severability. If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of the Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of the Bylaws (including, without limitation, each such portion of any paragraph of the Bylaws containing any such provision held to be invalid, illegal or unenforceable) shall be construed (a) so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or (b) for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XII

AMENDMENTS

In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws. Except as otherwise provided in the Articles of Incorporation (including the terms of any Preferred Stock Designation that provides for a greater or lesser vote) or these Bylaws, and in addition to any other vote required by law, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of these Bylaws.

ARTICLE XIII

INAPPLICABILITY OF CONTROLLING INTEREST STATUTES

Notwithstanding any other provision in these Bylaws to the contrary, and in accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests in the Corporation shall not apply to the Corporation or to any acquisition of any shares of the Corporation’s capital stock.

* * * * *

27